Exhibit 10.21

INTERMEDIA CLOUD COMMUNICATIONS, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of October 20, 2021, by and among Intermedia Cloud Communications, Inc., a Delaware corporation (the “Company”), and NEC Corporation, a Japanese corporation (kabushiki kaisha) (the “Investor”).

WHEREAS, the Company is proposing to issue and sell to the Investor (the “Offering”) $40 million of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in connection with the Company’s initial public offering of Common Stock (“IPO”), pursuant to the terms and subject to the conditions set forth in this Agreement;

WHEREAS, the closing of the Offering shall take place concurrently with the closing of the IPO (such date, the “Closing Date”) and at a price per share equal to the initial public offering price per share that the Common Stock is sold to the public in the IPO (the “IPO Price”);

WHEREAS, the shares of Common Stock (the “Shares”) are being offered to the Investor pursuant to a private placement exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC as representatives of the several underwriters named therein (acting in such capacity, collectively, the “Underwriters”);

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the parties hereto hereby agree as follows:

1. Purchase and Sale of Stock.

1.1 Purchase and Sale. Subject to the terms and conditions set forth in this Agreement, the Company hereby agrees to sell to the Investor, and the Investor hereby agrees to purchase from the Company, $40 million of the Company’s Common Stock (the “Investment Amount”), free of restrictions on transfer and any other liens, restrictions or encumbrances, other than restrictions on transfer under applicable state and federal securities laws and the Lock-Up Agreement (defined below), at the IPO Price. The number of Shares shall equal the number of shares determined by dividing the Investment Amount by the IPO Price (rounded down to the nearest whole share). The total purchase price to be paid by the Investor for the Shares is equal to (i) the number of Shares multiplied by (ii) the IPO Price (the “Purchase Price”).

1.2 Closing. The closing of the purchase and sale of the Shares (the “Closing”) shall occur, subject to the satisfaction or waiver of each of the conditions set forth in Sections 4 and 5 of this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), concurrently with the Closing. At the Closing, (i) the Company shall cause the Company’s transfer agent to deliver the Shares to the Investor registered in the name of the Investor, together with an email confirmation from the Company’s transfer agent of such registration at Closing (with written evidence of such registration to follow promptly after Closing to be dated as of the Closing Date), evidencing that the Shares have been issued and registered in the name of the Investor, and (ii) the Purchase Price for the Shares shall be delivered by or on behalf of the Investor to the Company.

1.3 Payment of Purchase Price. Payment by the Investor of the Purchase Price to the Company shall be made at the Closing by wire transfer of immediately available funds equal to the aggregate purchase price for the Shares to an account specified in writing by the Company no later than ten (10) business days in advance of the Closing. For purposes of this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions are generally authorized or required by law to close in New York, New York or Tokyo, Japan. Payment of the Purchase Price for the Shares shall be made against delivery to the Investor of the Shares, which Shares shall be uncertificated and shall be registered in the name of the Investor on the books of the Company by the Company’s transfer agent.

1.4 Most Favorable Terms. From the date hereof until and including the Closing Date, the Company shall not (i) issue or sell any shares of its Common Stock at a price lower than the IPO Price, (ii) issue, register for sale or sell any equity interests on terms (including pricing terms) more favorable to any investor than the terms and conditions of the purchase and sale of the Shares under this Agreement, or (iii) agree to do any of the foregoing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that as of the date hereof and as of the Closing:

2.1 Organization, Good Standing and Qualification.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

(b) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which it is required to be so qualified or in good standing, except where the failure to so qualify or be in good standing would not be material and adverse to the Company.

2.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement, and the authorization, issuance, sale and delivery of the Shares being sold hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3 Valid Issuance of Common Stock. As of the Closing, the Shares will be duly authorized and, when issued, sold and delivered in accordance with the terms of this Agreement for the Purchase Price, will be duly and validly issued, fully paid and nonassessable, will not have been issued in violation of or subject to any preemptive rights or similar rights and will be free of restrictions on transfer and any other liens, restrictions or encumbrances, other than restrictions on transfer under applicable state and federal securities laws and the Lock-Up Agreement.

2.4 Compliance with Other Instruments; Compliance with Nasdaq.

(a) The Company is not in violation or default of any provision of its Certificate of Incorporation, as amended, or Bylaws, as amended.

(b) The Company is not in violation or default in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated by this Agreement will not result in any material violation or default or be in conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision (in reference to Section 2.4(a) hereof), instrument, judgment, order, writ, decree or contract or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

(c) The issuance and sale of the Shares will comply with all of the provisions of this Agreement, and the consummation of the transactions contemplated herein will be done in accordance with the rules of The Nasdaq Global Select Market.

2.5 Description of Capital Stock. As of the date of the Closing, the statements set forth in the Prospectus (as defined in the Underwriting Agreement) under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Company’s capital stock, are accurate, complete and fair in all material respects.

2.6 Registration Statement. Except for the section entitled “Underwriters” in the Prospectus, the Registration Statement on Form S-1 (File Number: 333-253626) initially filed by the Company with the United States Securities and Exchange Commission (the “SEC”) on February 26, 2021 (as may be subsequently amended from time to time, the “Registration Statement”), including any information deemed to be included therein pursuant to the rules and regulations of the SEC promulgated under the Securities Act, complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and did not (or, in the case of amendments filed after the date hereof, will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. As of the date it is declared effective by the SEC, the Registration Statement, as so amended, and any related registration statements, will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. Any preliminary prospectus included in the Registration Statement or any amendment thereto, any free writing prospectus related to the Registration Statement and any final prospectus related to the Registration Statement filed pursuant to Rule 424 promulgated under the Securities Act, in each case as of its date, will comply in all material respects with the requirements of the Securities Act and the rules and regulations promulgated thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.7 Brokers or Finders. The Company has not engaged any brokers, finders or agents such that the Investor will incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

2.8 Private Placement. Assuming the accuracy of the representations, warranties and covenants of the Investor set forth in Section 3 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Investor under this Agreement, and such offer and sale will not be integrated with the IPO pursuant to applicable rules and regulations issued under the Securities Act.

3. Representations, Warranties and Covenants of the Investor. The Investor hereby represents and warrants that as of the date hereof and as of the Closing:

3.1 Organization, Good Standing and Qualification. The Investor is a corporation, duly incorporated and validly existing under the laws of Japan.

3.2 Authorization. The Investor has full power and authority to enter into this Agreement, and this Agreement constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3 Purchase Entirely for Own Account. By the Investor’s execution of this Agreement, the Investor hereby confirms that the Shares to be received by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares.

3.4 Disclosure of Information. The Investor acknowledges that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and the business, properties, prospects and financial condition of the Company.

3.5 Investment Experience. The Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Investor also represents it has not been organized for the purpose of acquiring the Shares.

3.6 Accredited Investor. The Investor is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act, as presently in effect.

3.7 Brokers or Finders. The Investor has not engaged any brokers, finders or agents such that the Company will incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement.

3.8 Restricted Securities. The Investor understands that the Shares will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, the Investor represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.9 Legends. The Investor understands that the Shares may bear one or all of the following legends:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS (PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM). INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

(b) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL OFFICE. SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.”

(c) Any legend required by applicable state “blue sky” securities laws, rules and regulations.

3.10 Lock-Up Agreement. The Investor hereby confirms that it has executed and delivered to the Underwriters the lock-up agreement provided by the Company (the “Lock-Up Agreement”). The Lock-Up Agreement is in full force and effect, and following the consummation of the transactions contemplated by this Agreement will remain in full force and effect for the effective term thereof, including with respect to the Shares.

3.11 No General Solicitation. Neither the Investor nor any of its officers, directors, employees, agents, stockholders, partners or affiliates has been directly or indirectly solicited through any public advertising or general solicitation (including by means of the Registration Statement or prospectus contained therein) and did not learn of and become interested in the transactions contemplated in this Agreement by means of the Registration Statement or prospectus contained therein. The Investor hereby further confirms that it or an affiliate of the Investor had a substantive pre-existing relationship with the Company prior to the commencement of any discussion in connection with the transactions contemplated in this Agreement. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Shares.

3.12 Placement Agent. The Investor hereby acknowledges and agrees that (a) Morgan Stanley is acting solely as the sole placement agent in connection with the purchase of the Shares by the Investor and shall not be construed as a fiduciary for the Investor, the Company or any other person or entity in connection with the purchase of the Shares, (b) Morgan Stanley has not made and will not make any representation or warranty, whether express or implied, of any kind or character and has not provided any advice or recommendation in connection with the purchase of the Shares, (c) Morgan Stanley will have no responsibility with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the purchase of the Shares or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (ii) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company or the purchase of the Shares, and (d) Morgan Stanley shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by the Investor, the Company or any other person or entity), whether in contract, tort or otherwise, to the Investor, or to any person claiming through the Investor, in respect of the purchase of the Shares. Morgan Stanley shall be a third party beneficiary of the provisions of Section 3 of this Agreement. To the extent that the Company intends to pay a fee to Morgan Stanley in respect of the sale of the Shares to the Investor, such fee will be the sole responsibility of the Company and not of the Investor.

4. Conditions of the Investor’s Obligations at Closing. The obligations of the Investor under Section 1 of this Agreement are subject to the fulfillment as of the Closing of each of the following conditions.

4.1 Representations and Warranties, Covenants. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true on and as of the Closing, and the covenants and agreements of the Company set forth in this Agreement to be fulfilled as of or prior to the Closing shall have been performed in all material respects (other than the covenants of the Company in Section 7.11 of this Agreement, which shall have been performed in all respects) on and as of the Closing.

4.2 Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and the Underwriting Agreement.

4.3 Absence of Injunctions, Decrees, Etc. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company under Section 1 of this Agreement are subject to the fulfillment as of the Closing of each of the following conditions.

5.1 Representations, Warranties and Covenants. The representations and warranties of the Investor contained in Section 3 of this Agreement shall be true on and as of the Closing, and the covenants and agreements of the Investor set forth in this Agreement to be fulfilled as of or prior to the Closing shall have been performed in all material respects on and as of the Closing.

5.2 Public Offering Shares. The Underwriters shall have purchased, immediately prior to the purchase of the Shares by the Investor hereunder, the Firm Shares (as defined in the Underwriting Agreement) pursuant to the Registration Statement and the Underwriting Agreement.

5.3 Absence of Injunctions, Decrees, Etc. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order permanently enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6. Termination. This Agreement shall terminate (i) at any time upon the written consent of the Company and the Investor, (ii) upon the withdrawal by the Company of the Registration Statement, (iii) upon notice from the Investor at any time if the Company files, after the date hereof, any amendment to the Registration Statement that contains any material change to the information contained in the latest Registration Statement on file with the SEC as of the date hereof that, had such information been known as of the date hereof, would reasonably have had an adverse impact on the Investor’s decision to invest in the Company (which, for the avoidance of doubt, shall in no event include (a) the disclosure of the transaction contemplated hereby, (b) information related to the IPO such as the IPO Price and the number of shares of Common Stock sold in the IPO or (c) financial statements that are updated following the completion of a new fiscal quarter or year), unless the Company has obtained the Investor’s prior written consent (with email being sufficient) to such amendment, or (iv) on March 31, 2022 if the Closing has not occurred.

7. Miscellaneous.

7.1 Survival of Warranties, Representations and Covenants. The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.2 Successors and Assigns. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by the Investor without the prior written consent of the Company; provided, however, that after the Closing, the Shares shall be transferable by the Investor (subject to the Lock-Up Agreement and applicable state and federal securities laws) without the consent of the Company and the rights, duties and obligations of the Investor hereunder may be assigned to an affiliate of the Investor without the prior written consent of the Company. Any attempt by the Investor without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement in a manner that is not permitted by the foregoing sentence to be made without such permission shall be void. Subject to the foregoing and except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.3 Governing Law; Submission to Jurisdiction; WAIVER OF JURY TRIAL. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law. Each party hereto hereby irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document or any of the transactions contemplated hereby or thereby (“Legal Dispute”) shall be brought only to the exclusive jurisdiction of the courts of the State of Delaware or the federal courts located in the State of Delaware, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO SHALL SEEK TO

CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

7.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made (a) when delivered personally to the recipient, (b) one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (c) when transmitted, if sent by email transmission before 5:00 p.m. Pacific time on a business day, and otherwise on the next business day. Such notices, demands and other communications shall be sent to the Company or the Investor at the addresses indicated below or, in each case, to any such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company, to:

Intermedia Cloud Communications, Inc.

100 Mathilda Place, Suite 600

Sunnyvale, CA 94086

Attn: Chief Administrative Officer and General Counsel

Email: [***]

with a copy (which copy shall not constitute notice) to:

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attn: Robert Hayward; Alexander Schwartz

E-mail: [***]

If to the Investor, to:

NEC Corporation

7-1, Shiba 5-chome, Minato-ku, Tokyo 108-8001

Attn: Mana Kinoshita

Email: [***]

and to:

NEC Platforms, Ltd.

6-1, Kitamikata 2-chome, Takatsu-ku, Kawasaki, Kanagawa 213-8511

Attn: Susumu Okuyama

Email: [***]

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

Ark Hills Sengokuyama Mori Tower

41st Floor

9-10, Roppongi 1-Chome

Minato-Ku, Tokyo 106-0032 Japan

Attn: Takahiro Saito

E-mail: [***]

7.6 Indemnity. Each of the Company and the Investor (an “Indemnifying Party”) shall indemnify and hold each other and their directors, officers, employees, advisors and agents (collectively, the “Indemnified Party”) harmless from and against any losses, claims or damages, including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending legal action or proceeding resulting from or arising out of: (i) the breach of any representation or warranty of such Indemnifying Party contained in this Agreement; or (ii) the violation or nonperformance, partial or total, of any covenant or agreement of such Indemnifying Party contained in this Agreement.

7.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

7.8 Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement, and such court will replace such illegal, void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Agreement shall be enforceable in accordance with its terms.

7.9 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

7.10 Specific Performance. The parties to this Agreement hereby acknowledge and agree that the Company would be irreparably injured by a breach of this Agreement by the Investor, and the Investor would be irreparably injured by a breach of this Agreement by the Company, and that money damages are an inadequate remedy for an actual or threatened breach of this Agreement because of the difficulty of ascertaining the amount of damage that will be suffered by the aggrieved party in the event that this Agreement is breached. Therefore, each of the parties to this Agreement agree to the granting of specific performance of this Agreement and injunctive or other equitable relief in favor of the aggrieved party as a remedy for any such breach, without proof of actual damages, and the parties to this Agreement further waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the aggrieved party.

7.11 Public Disclosure. On or before March 31, 2022, the Company shall file an amendment to the Registration Statement including the preliminary prospectus to reflect the transactions contemplated hereby, which shall reference the investment by the Investor. No other written release, announcement or filing concerning the transactions contemplated by this Agreement shall be issued, filed or furnished, as the case may be, by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as such release, announcement or filing as may be required by law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall, to the extent reasonably practicable, allow the other party reasonable time to comment on such release or announcement in advance of such issuance. The provisions of this Section shall not restrict the ability of a party to summarize or describe the transactions contemplated by this Agreement in the Registration Statement or any registration statements, reports, schedules, forms, prospectuses, proxy statements and other documents filed with or furnished to the SEC so long as the other party is provided a reasonable opportunity to review such disclosure in advance; provided that, the Investor shall have the right to review and consent to the portions of any such disclosure which refers to the names of the Investor and any of its affiliated persons or entities, including the preliminary prospectus and the amendment to the Registration Statement referenced in the first sentence of this paragraph (which consent shall not be unreasonably withheld, conditioned or delayed).

7.12 Rule 144. (a) With a view to making available to the Investor the benefits of Rule 144 or any similar rule or regulation of the SEC that may permit the Investor to sell the Shares to the public without registration, for so long as the Investor holds the Shares, the Company shall (i) make and keep public information available, as those terms are understood and defined in Rule 144, (ii) file and submit all reports, Interactive Data Files and other materials required to be filed or submitted by Securities Exchange Act of 1934, as amended (the “Exchange Act”) so long as the Company remains subject to such requirements and the filing or submission of such reports, Interactive Data Files and other documents is required for the applicable provisions of Rule 144, and (iii) furnish to the Investor so long as such the Investor owns the Shares acquired hereunder, promptly upon reasonable written request, (x) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act and (y) such other information as may reasonably be requested to enable the Investor to sell the Shares under Rule 144 without registration.

(b) In connection with any sale, assignment, transfer or other disposition of the Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Shares held by the Investor become freely tradable, if requested by the Investor, the Company shall use commercially reasonable efforts to cause the Company’s transfer agent for the Shares to remove any restrictive legends related to the book entry account holding such Shares and to make a new, unlegended entry for such book entry Shares sold or disposed of without restrictive legends within two (2) trading days of any such request therefor from the Investor. In connection therewith, if required by the Company’s transfer agent, at the Company’s expense, the Company shall promptly cause an opinion of counsel to be delivered to and maintained with the Company’s transfer agent, together with any other authorizations, certificates and directions required by the Company’s transfer agent that authorize and direct the Company’s transfer agent to issue such Shares without any such restrictive legend.

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IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INTERMEDIA CLOUD COMMUNICATIONS, INC.

By:	/s/ Michael J. Gold
Name:	Michael J. Gold
Title:	President and Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Common Stock Purchase Agreement as of the date first above written.

INVESTOR:

NEC CORPORATION

By:	/s/ Kazunori Sudo
Name:	Kazunori Sudo
Title:	Executive Vice President